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                                                                    Exhibit 10.2

                   SOFTWARE SUPPORT AND MAINTENANCE AGREEMENT

         THIS SOFTWARE SUPPORT AND MAINTENANCE AGREEMENT ("Agreement") is entered into as of _________, 1994, by and between TRENDWEST RESORTS, INC. ("Trendwest"), and SAGE SYSTEMS, INC. ("Sage").

                                    RECITALS

         A. Sage has developed a computer software program, as more particularly described in Exhibit A (the "Software").

         B. Trendwest has obtained a non-exclusive, restricted joint ownership interest in the Software from Sage pursuant to a Software Transfer Agreement dated as of ________, 1994. Trendwest utilizes the Software in its business operations. From time to time, Trendwest may require maintenance services from Sage, may request upgrades, modifications or improvements to the Software, and may request technical documentation relating to the Software.

         C. Sage is willing to provide such maintenance and support to Trendwest, and Trendwest is willing to accept such services, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

1.       Definitions.

         1.1 "Improvement" means any change to the Software that results in a material improvement in any major performance characteristic of the Software. Improvements may be released as a "new version" of the Software.

         1.2 "Modification" means any substantial change to the Software corrects program errors ("bugs"), but has no effect or makes no change to the performance characteristics of the Software. Modifications may be released as an "upgrade" to the Software.

         1.3 "Technical Documentation" means technical specifications and performance descriptions (but not including confidential source code), together with user documentation, all of which is sufficient to enable an experienced computer analyst to use the Software without resort to assistance from Sage customer support personnel.

2.       Development of Modifications and Improvements

         2.1 Modification. To the extent Sage creates, from time to time, Modifications to the Software, Sage shall promptly transfer and otherwise provide such Modifications to Trendwest for no additional charge or royalty whatsoever.

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         2.2  Improvements. To the extent Sage creates, from time to time,
Improvements to the Software, Sage shall promptly transfer and otherwise provide such Improvements to Trendwest for no additional charge or royalty in excess of the consideration required to be paid to Sage under this Agreement.

         2.3 Support. Sage shall provide to Trendwest, upon request and at no additional charge in excess of the consideration required to be paid to Sage under this Agreement, reasonable customer service and other technical assistance for the purpose of operating and fully utilizing the Software. Such assistance shall include the provision of reasonable engineering and technical information and support by telephone, and in person access to Sage's engineering personnel at Sage's Bellevue, Washington office during normal business hours.

         2.4 Technical Documentation. Sage shall use its commercially reasonable best efforts to develop, draft and provide Trendwest, at no additional charge in excess of the consideration required to be paid to Sage under this Agreement, with copies of its Technical Documentation as revised and updated from time to time.

3.       Prices

         3.1 Price for Improvements and Support. For and in consideration of the services provided by Sage pursuant to Sections 2.2 and 2.3, Trendwest shall pay Sage a monthly retainer of $2,000. Upon Trendwest's pre-approval, if, during any one month, work performed by Sage solely on Improvements requested by Trendwest exceeds 10 hours, Trendwest will pay Sage $50.00 per hour for each hour worked during such month in excess of the initial 10 hours. Upon providing Trendwest each such Improvement, Sage shall be deemed to have granted to Trendwest a non-exclusive, restricted joint ownership interest in such Improvement, consistent with the Software Transfer Agreement.

         3.2 Price for Technical Documentation. For and in consideration of the services provided by Sage pursuant to Section 4, Trendwest shall pay Sage a total of $12,000 plus tax. Payment shall be made in monthly payments of $ 1,000, plus tax. Sage acknowledges that Trendwest has already paid Sage, through July 1994, a total of $7,574 under this Section 5.2.

         3.3 No Charge for Modifications. Sage shall provide any and all Modifications to Trendwest without charge, and any and all such transfers with respect to Modifications shall be deemed made consistent with the Software Transfer Agreement.

         (ii) Sage possesses all rights necessary to sell and transfer to Trendwest any and all Modifications, Improvements and Technical Documentation, and Sage rightfully holds all third party intellectual property rights (if any) that may be from time to time incorporated in the Modifications, Improvements and Technical Documentation.

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         4.2 Intellectual Property Indemnification. Sage shall defend, indemnify and hold harmless Trendwest from all claims of any kind whatsoever that arise out of any infringement or claim of infringement of any intellectual property rights. In the event any part of the Software, Modifications, Improvements or Technical Documentation (collectively, the "Intellectual Property"), or the use or operation thereof, becomes or in the opinion of Sage is likely to become, the subject of a claim of infringement of a United States patent or copyright, Sage at its option and expense either (A) shall procure for Trendwest the right to continue using such part of the Intellectual Property, or (B) shall replace or modify the same so that such part of the Intellectual Property becomes non-infringing.

5.       Term and Termination

         5.1 Term. The term of this Agreement shall be for five years, but shall be subject to the termination provisions of Section 7.2.

         5.2 Termination. After the initial term of this Agreement, either party may terminate this Agreement, without cause, upon ninety (90) days prior written notice.

6.       Miscellaneous

         6.1 Complete Agreement; Amendment. Each party acknowledges that it has read this Agreement, and the attached exhibits, it understands it, and agrees to be bound by its terms, and further agrees that this is the complete and exclusive statement of the Agreement between the parties. This Agreement, and exhibits thereto, may not be modified or altered except by written instrument duly executed by both parties Agreement between.

         6.2 Governing Law. This Agreement and performance hereunder shall be governed by the laws of the state of Washington.

         6.3 Severability. If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent only to be deemed omitted.

         6.4 Assignment. Trendwest may not assign, without the prior written consent of Sage, this Agreement to any person or entity, in whole or in part, which consent Sage may not unreasonably withhold; provided, however, that any merge, consolidation, share exchange, sale of assets, or other transfer of interest not in the ordinary course of Trendwest's business shall not require the consent of Sage.

         6.5 Enforcement Costs. To the extent that any party incurs expenses in the enforcement of this Agreement, the substantially prevailing party shall be entitled to collection attorney and experts' fees and expenses.


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         6.6 No Waiver. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

         6.6 Notice. All notices required or permitted to be given by one party to the other under this Agreement shall be sufficient if sent by certified mail, return receipt requested, to the parties at the respective addresses set forth herein or to such other address as the party to receive notice has designated by notice to the other party.

SAGE SYSTEMS, INC.                                  TRENDWEST RESORTS, INC.



By_______________________                           By__________________________


ADDRESS:                                                       ADDRESS:


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                                List of Exhibits

Exhibits               Description

Exhibit A              Description of Software


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INTEROFFICE MEMO
To:               Lesley Phillips
From:             Jim Mcbride
Subject:          Software Agreement
Date:             December 1, 1994
CC:               Al Schriber, Jeff Sites


SOFTWARE NAME:                TIME/CAMP


List of Modules.

1.       Reservations

         A.       Control of inventory at multiple resorts.
         B.       Awards and tracks usage by points.
         C.       Monitors and controls direct exchange.
         D.       Monitors and enforces by-laws for owner use.
         E.       Invoicing for other owner charges.


2.       Owner Processing

         A.       Contract Processing.
         B.       Cash Management and Pending.
         C.       Sales commissions.
         D.       Accounts Receivable.
         E.       Upgrades

3.       Marketing

         A.       Prospect processing.
         B.       Tour processing.
         C.       Premium control.
         D.       Owner Referral.
         E.       Outbound Calling.

4.       Sales

         A.       Tour Registration.
         B.       Salesman performance reporting.
         C.       Site performance reporting.
         D.       Program performance reporting.